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                                                                  Exhibit (a)(6)

                          OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

                                      OF
                               CCH INCORPORATED
                                      AT
                             $55.50 NET PER SHARE
                                      BY
                           WK ACQUISITION SUB, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                               WOLTERS KLUWER NV


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
          ON THURSDAY, JANUARY 4, 1996, UNLESS THE OFFER IS EXTENDED.


                                                               December 1, 1995

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase, dated December 1, 1995 (the "Offer to Purchase"), and the related Letters of Transmittal (which together constitute the "Offer"), in connection with the offer by WK Acquisition Sub, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Wolters Kluwer nv, a corporation organized under the laws of The Netherlands (the "Parent"), to purchase all of the outstanding shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), and Class B Common Stock, par value $1.00 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Shares"), of CCH Incorporated, a Delaware corporation (the "Company"), at $55.50 per Share net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The offer price is $55.50 per Share net to the seller in cash upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of November 27, 1995, among the Parent, the Purchaser and the Company (the "Merger Agreement").

    3. The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on Thursday, January 4, 1996, unless the Offer is extended.

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    4. The Board of Directors of the Company has unanimously approved the
  Merger Agreement, the Offer and the Merger (as defined in the Offer to Purchase), has unanimously determined that the Merger is advisable and that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommends that stockholders accept the Offer and tender their Shares.

    5. The Offer is being made for all outstanding Shares. The Offer is conditioned upon, among other things, there being validly tendered by the Expiration Date (as defined in the Offer to Purchase) and not withdrawn at least that number of shares of Class A Common Stock which would constitute a majority of the outstanding shares of Class A Common Stock on a fully diluted basis (the "Minimum Condition"). In connection with entering into the Merger Agreement, the Parent, the Purchaser and certain stockholders of the Company (the "Sellers") beneficially owning Shares representing approximately 58% of the voting power of the outstanding Shares (the "Sellers' Shares") entered into the Stock Option and Tender Agreement, dated as of November 27, 1995 (the "Option Agreement"). Pursuant to the Option Agreement, the Sellers have, among other things, agreed to tender in the Offer and not withdraw all of the Sellers' Shares. The Minimum Condition will be satisfied upon the tender by the Sellers of the Sellers' Shares.

    6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 7 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided (see Instruction 9 to the Letter of Transmittal).

    7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for Shares or timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares pursuant to the procedures described in Section 3-- "Procedures for Tendering Shares" of the Offer to Purchase and (ii) the appropriate Letter(s) of Transmittal (or manually signed facsimile(s) thereof) properly completed and duly executed with all required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, together with any other documents required by the appropriate Letter(s) of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates representing Shares or confirmations for book-entry transfer of such Shares into the Depositary's account are actually received by the Depositary.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

  The Offer is made solely by the Offer to Purchase and the related Letters of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with applicable law. If the Parent or the Purchaser becomes aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with applicable law, the Parent or the Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, the Parent or the Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in any such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by licensed brokers or dealers, the Offer shall be deemed to be made on behalf of the Parent or the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING
  SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK OF CCH INCORPORATED

  The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated December 1, 1995, and the related Letters of Transmittal (which together constitute the "Offer") in connection with the offer by WK Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Wolters Kluwer nv, a corporation organized under the laws of The Netherlands, to purchase all outstanding shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), and Class B Common Stock, par value $1.00 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Shares"), of CCH Incorporated, a Delaware corporation, at a price of $55.50 per Share net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

  This will instruct you to instruct your nominee to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

          Number of Shares                            SIGN HERE
          to be Tendered*


                                         ------------------------------------
    shares of Class A Common Stock
---
    shares of Class B Common Stock       ------------------------------------
---                                                  Signature(s)

                                         --------------------------------------

                                         --------------------------------------
                                              Please Type or Print Name(s)

                                         --------------------------------------
                                            Please Type or Print Address(es)


                                         ------------------------------------
Dated: _____________________________        Area Code and Telephone Number

                                         --------------------------------------
                                           Taxpayer Identification or Social
                                                    Security Number

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* Unless otherwise indicated, it will be assumed that all your Shares held by us for your account are to be tendered.

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